UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2004

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809		19004
Bala Cynwyd, Pennsylvania		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2004, Entercom Communications Corp. (the “Company”) entered into a new Employment Agreement (the “Employment Agreement”) with the Company’s Chief Financial Officer, Stephen F. Fisher, pursuant to which Mr. Fisher shall continue to serve as the Company’s Chief Financial Officer until February 29, 2008 or such earlier date upon which Mr. Fisher’s employment may be terminated in accordance with the terms of the Employment Agreement.  The Employment Agreement provides for Mr. Fisher’s continued employment at an initial base salary of $450,000.  In addition, during the term of the Employment Agreement, Mr. Fisher will received stock options and shares of restricted stock all as described in the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.01 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 31, 2004, upon entering into the new Employment Agreement with Mr. Fisher as described in Item 1.01 of this Current Report, the prior employment agreement between the Company and Mr. Fisher dated August 6, 2002 as supplemented on March 9, 2004, was replaced and superseded by the new Employment Agreement (in effect, terminating the prior agreement early without penalty or cost to either party).  The prior employment agreement was filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the Commission on August 13, 2002.  The supplement to the prior employment agreement was filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, as filed with the Commission on May 4, 2004.

Item 9.01. Exhibits

(c)           Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Title

10.01	Employment Agreement, dated December 31, 2004, between Entercom Communications Corp. and Stephen F. Fisher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President and
Chief Financial Officer

Dated: January , 2005

EXHIBIT INDEX

Exhibit No.	Title

10.01	Employment Agreement, dated December 31, 2004, between Entercom Communications Corp. and Stephen F. Fisher